EXHIBIT 23.2








                       CONSENT OF INDEPENDENT ACCOUNTANTS



        We consent to the incorporation by reference in the registration statement of MidAmerican Energy Company on Form S-3 (File No. 333-15387) and Form S-8 (File No. 2-85102) of our report dated January 23, 1998, on our audits of the consolidated financial statements of MidAmerican Energy Company as of December 31, 1997 and 1996, and for the years ended December 31, 1997, 1996, and 1995, which report is included in this Form 10-K.





                                             /s/ Coopers & Lybrand L.L.P.
                                             ----------------------------
                                                 COOPERS & LYBRAND L.L.P.





Kansas City, Missouri
March 20, 1998